                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-A

                For Registration of Certain Classes of Securities

                     Pursuant to Section 12(b) or (g) of the

                         Securities Exchange Act of 1934

                            NEON Communications, Inc.

             (Exact name of registrant as specified in its charter)

     Delaware                                              04-3523408
(State of incorporation                                 (IRS Employer
or organization)                                       Identification No.)

2200 West Park Drive, Westborough, MA                              01581
(Address of principal executive offices)                   (Zip Code)

1. If this form relates to the registration of a 2. If this form relates to the registration of a class of securities pursuant to Section class of securities pursuant to Section 12(g) 12(b)the Exchange Act and is effective pursuant of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the to General Instruction A.(d), please check the following box. [ ] following box. [ x ]

  Securities Act registration statement file number to which this form relates:
                                    333-38600

                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class               Name of Each Exchange on Which
         to be So Registered               Each Class is to be Registered

         -------------------               ------------------------------







Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.01 par value per share

                                (Title of Class)

Item 1:  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description under the heading "Description of Capital Stock" relating to the Registrant's Common Stock, $.01 par value per share, in the Prospectus included in the Registrant's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission (the "Registration Statement on Form S-4") (File No. 333-38600) is incorporated herein by reference.

Item 2:  EXHIBITS.

         The following exhibits are filed herewith (or incorporated by reference as indicated below):

             1. Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.01 to the Company's Registration Statement on Form S-4 (Registration No. 333-38600).

             2.   Bylaws of the Registrant, incorporated by reference to Exhibit
                  3.02 to the Company's Registration Statement on Form S-4 (Registration No. 333-38600).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               NEON Communications, Inc.

                                               By:  /s/William Fennell
                                                    -----------------------
                                                    William Fennell
                                                    Chief Financial Officer

September 13, 2000